UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2008

Electric Moto Corporation

(Exact name of registrant as specified in its charter)

Delaware	3314842	22-2808173
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3151 E. Main St     Ashland, Oregon   97520-9150

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 541-890-3481

Panther Mountain Water Park Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2008, the Board of Directors of Electric Moto Corporation announced that they had accepted the resignation of Ely Schless as CEO of the company.

Simultaneously with the acceptance of the resignation, the Board named Mr. Schless the Chief Technology Consultant of Electric Moto, a position created specifically to best capitalize on Mr. Schless’ unique talents in creating second and third generation electric motorcycles as successful as the company’s first generation “Blade.”

The Board of Directors announced that the change in Mr. Schless’ position was the first step in a management re-organization that began with the recent merger of Electric Moto into a public entity.  The Board will function as an interim Management Team, adding key personnel, and moving quickly into two areas: (1) creating an executive search process for the purpose of finding a new CEO and (2) continuing the initiatives of the firm’s investment bankers in adding production facilities and new distribution channels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Electric Moto Corporation

By:	/s/ Dennis Knepp
Chief Financial Officer

Date:     July 2, 2008